UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2014

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2014 annual meeting of shareholders of CytoDyn Inc. (the “Company”) was held on August 20, 2014.

(b) The matters considered and voted on by the Company’s shareholders at the annual meeting were approved by the votes indicated below:

Proposal 1. Election of seven directors, each for a one-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-votes
Nader Z. Pourhassan, Ph.D.	15,605,087	2,518,168	11,326,153
Denis R. Burger, Ph.D.	17,721,281	401,974	11,326,153
Anthony D. Caracciolo	17,716,281	406,974	11,326,153
Gregory A. Gould	15,027,593	3,095,662	11,326,153
A. Bruce Montgomery, M.D.	17,716,281	406,974	11,326,153
Jordan G. Naydenov	15,582,068	2,541,187	11,326,153
S. Michael Nobel, Ph.D.	17,392,399	730,856	11,326,153

Proposal 2. Approval of a reverse stock split at a ratio of any whole number between one-for-three and one-for-eight, as determined by our board of directors, and an amendment to the Company’s Articles of Incorporation to implement the reverse stock split at any time before August 20, 2015, if and as determined by our board of directors.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
19,923,010	9,242,825	283,573	0

Proposal 3. Ratification of the appointment of Warren Averett, LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
26,935,672	2,340,033	173,703	0

Proposal 4. Advisory vote to approve the Company’s executive compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
14,430,496	3,116,988	575,771	11,326,153

Item 8.01.	Other Events.

At the Company’s annual board meeting held on August 20, 2014, director Denis R. Burger, Ph.D., was appointed Vice Chairman of the Board of Directors. Dr. Burger has been a director since February 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: August 25, 2014	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer